EXHIBIT 23.3
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Sturm, Ruger & Company, Inc.:
We have audited the accompanying balance sheet of Sturm, Ruger & Company, Inc. as of December 31, 2004, and the related statements of income, stockholders’ equity, and cash flows for the years ended December 31, 2004 and 2003. In connection with our audits of the financial statements, we also have audited the accompanying financial statement schedule. These financial statements and financial statement schedule are the responsibility of Sturm, Ruger & Company, Inc.’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sturm, Ruger & Company, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
/s/ KPMG LLP
Stamford, Connecticut
March 8, 2005, except as to note 4 to the financial statements which is as of March 31, 2006

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